EXHIBIT 99.1

Juniper Pharmaceuticals Reports First Quarter 2018

Financial and Operating Results

Core Businesses Driving Strong Financial Performance

CRINONE® Revenues Increased 30% and Juniper Pharma Services (JPS)

Revenues Increased 55% Year-over-Year

Conference Call at 8:30 a.m. EST Today

BOSTON, May 10, 2018 — Juniper Pharmaceuticals (Nasdaq:JNP), a diversified healthcare company with core businesses of its CRINONE® (progesterone gel) franchise and fee-for-service pharmaceutical development and manufacturing business, JPS, today announced financial results for the three-month period ended March 31, 2018. Cash and equivalents were $20.7 million at March 31, 2018 compared to $21.4 million at December 31, 2017.

“We made tremendous progress thus far this year having achieved two important strategic priorities for 2018 aimed at building shareholder value, while also driving strong growth momentum in our core businesses,” said Alicia Secor, Chief Executive Officer. “At the beginning of the year, we successfully secured an extension of our supply agreement for CRINONE®, and we expect to realize continued long-term growth in this important core business.”

Ms. Secor added, “More recently, we executed on our goal of finding a partner for the development and commercialization of our intravaginal ring (IVR) technology. Our agreement with Daré Bioscience provides for significant milestone payments for each IVR candidate and royalties on any future sales. Our engagement with Rothschild to pursue strategic alternatives is progressing, and in parallel we remain very focused on the growth of our core businesses, JPS and CRINONE®, which are on track to deliver continued double-digit growth for 2018.”

First Quarter and Recent Corporate Highlights

•	Announced a 4.5-year extension through 2024 of the CRINONE® supply agreement with Merck KGaA, Darmstadt, Germany.

•	Successfully secured an exclusive, worldwide license agreement with Daré Bioscience for the development and commercialization of the Company’s IVR technology platform, including its three preclinical IVR candidates targeting unmet needs in women’s health. Under the agreement, Daré Bioscience will be responsible for conducting all research, development and commercial activities for this program.

•	Rothschild continues to act as an independent financial advisor to assist the Company in the exploration of additional strategic alternatives as part of the ongoing effort to enhance shareholder value.

•	Appointed Richard Messina to the Company’s Board of Directors. Mr. Messina brings to the Board the perspective of a long-term shareholder.

First Quarter Financial Results

“Growth in our core businesses has continued into 2018 with CRINONE® product revenues up 30% and revenues from JPS up 55% for the quarter ended March 31, 2018 versus the same quarter in 2017,” said Jeff Young, Chief Financial Officer at Juniper. “We remain in a solid financial position, expect to continue to deliver double-digit growth in our core businesses, and to be cash flow positive for full year 2018.”

First quarter total revenues increased 38% to $15.5 million, compared with $11.2 million for the quarter ended March 31, 2017.

Product revenues were $10.1 million compared to $7.7 million in the first quarter of 2017, driven by continued in-market growth of CRINONE® (progesterone gel) by Merck KGaA, Darmstadt, Germany.

Service revenues from Juniper Pharma Services were $5.5 million, an increase of $1.9 million, versus the first quarter of last year, driven by new and existing customer growth.

Gross profit increased 39% to $6.5 million as compared to $4.7 million in the prior year quarter.

Total operating expenses were $5.5 million in the first quarter of 2018, a $0.7 million decrease as compared to the prior year quarter.

Juniper recorded net income of $0.8 million in the first quarter of 2018, or $0.06 per diluted share, compared to a net loss of $1.4 million, or $0.13 net loss per diluted share, in the same period of 2017.

Liquidity

Cash and cash equivalents were $20.7 million as of March 31, 2018 versus $21.4 million at December 31, 2017.

Conference Call

As previously announced, Juniper’s management will hold a conference call to discuss financial results for the first quarter ended March 31, 2018, as follows:

Date:     May 10, 2018

Time:     8:30 a.m. ET

Dial-in numbers: Toll free: (866) 374-4635 (U.S.), (855) 669-9657 (Canada), or International: (412) 902-4218

Webcast (live and archive): www.juniperpharma.com, under “Investors” or click here.

The teleconference replay will be available approximately one hour after completion through Thursday, May 17, 2018, at (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (International). The replay access code is 10119657.

The archived webcast will be available for one year via the aforementioned URLs.

About Juniper Pharmaceuticals

Juniper Pharmaceuticals, Inc.’s core businesses include its CRINONE® (progesterone gel) franchise and Juniper Pharma Services, which provides high-end fee-for-service pharmaceutical development and clinical trials manufacturing to clients. Please visit www.juniperpharma.com for more information.

Juniper Pharmaceuticals™ is a trademark of Juniper Pharmaceuticals, Inc., in the U.S. and EU.

CRINONE® is a registered trademark of Merck KGaA, Darmstadt, Germany, outside the U.S. and of Allergan plc in the U.S.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the strength of Juniper’s business, product candidates and future results and the adaquecy of its current capital position, including the ability to achieve double-digit growth in its core businesses and positive cash flow and the outcome of its partnering for its IVR platform and product candidates and exploration of strategic alternatives for the company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty associated with being able to identify, evaluate and complete any strategic alternative, the impact of the announcement of the Company’s review of strategic alternatives, as well as any strategic alternative that may be pursued, on the Company’s business, including its financial and operating results and its employees and customers, risks associated with the drug development process generally, including the outcomes of clinical trials and the regulatory review process; the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies or following commercial launch, if such product candidates are approved; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with Juniper Pharmaceuticals’ ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; the risk of competition from currently approved therapies and from other companies developing products for similar uses; risk associated with Juniper Pharmaceuticals’ ability to manage operating expenses and/or obtain additional funding to support its business activities; and risks associated with Juniper Pharmaceuticals’ dependence on third parties, including dependence on its partner to develop and commercialize the Company’s IVR technology platform and related preclinical IVR candidates. For a discussion of certain risks and uncertainties associated with Juniper Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2017, its Quarterly Report on From 10-Q for the period ended March 31, 2018 and subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Juniper Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Investor Contact:

Argot Partners

Laura Perry or Heather Savelle

212-600-1902

laura@argotpartners.com

heather@argotpartners.com

To receive Juniper’s press releases, SEC filings or calendar alerts by email click here.

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JUNIPER PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$20,685	$21,446
Accounts receivable, net	8,737	4,734
Inventories	6,318	6,326
Prepaid expenses and other current assets	2,675	3,467

Total current assets	38,415	35,973
Property and equipment, net	15,880	15,229
Intangible assets, net	698	744
Goodwill	9,473	9,123
Other assets	73	151

Total assets	$64,539	$61,220

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,079	$4,038
Accrued expenses and other	3,916	5,615
Deferred revenue	635	6,141
Current portion of long-term debt	572	546

Total current liabilities	10,202	16,340
Long-term debt, net of current portion	3,232	3,253
Other non-current liabilities	85	115

Total liabilities	13,519	19,708

Total stockholders’ equity	51,020	41,512

Total liabilities and stockholders’ equity	$64,539	$61,220

JUNIPER PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31
	2018	2017
Revenues
Product revenues	$10,074	$7,726
Service revenues	5,450	3,521

Total revenues	15,524	11,247
Cost of product revenues	6,016	4,313
Cost of service revenues	3,010	2,243

Total cost of revenues	9,026	6,556
Gross profit	6,498	4,691
Operating expenses
Sales and marketing	419	379
Research and development	974	1,346
General and administrative	4,089	4,421

Total operating expenses	5,482	6,146
Income (loss) from operations	1,016	(1,455)

Interest expense, net	(45)	(28)
Other income, net	(199)	42

Total non-operating income	(244)	14

Income (loss) before income taxes	772	(1,441)
Income tax (benefit) expense	—	—

Net income (loss)	$772	$(1,441)

Basic net income (loss) per common share	$0.07	$(0.13)

Diluted net income (loss) per common share	$0.06	$(0.13)

Basic weighted average common shares outstanding	10,943	10,803

Diluted weighted average common shares outstanding	12,287	10,803